Exhibit 5

O’Melveny & Myers LLP 303 Colorado Street Suite 2750 Austin, TX 78701-4653	T: +1 737 261 8600 F: +1 737 261 8601 omm.com

August 17, 2023

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

Re:Registration of Securities of Liberty Media Corporation

Ladies and Gentlemen:

In connection with the registration of up to 23,254,564 shares of common stock of Liberty Media Corporation, a Delaware corporation (the “Company”), par value $0.01 per share (the “Shares”), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission on or about the date hereof, you have requested our opinion set forth below.  Specifically, the Shares consist of the following series of the Company’s common stock:

●	3,274,457 of such Shares are shares of the Company’s Series C Formula One common stock to be issued or delivered pursuant to the Company’s 2022 Omnibus Incentive Plan (the “2022 Plan”);
●	4,522,843 of such Shares are shares of the Company’s Series C Liberty SiriusXM common stock to be issued or delivered pursuant to the 2022 Plan;
●	2,138,588 of such Shares are shares of the Company’s Series C Liberty Live common stock to be issued or delivered pursuant to the 2022 Plan;
●	6,099,921 of such Shares are shares of the Company’s Series C Formula One common stock to be issued or delivered pursuant to the Company’s 2017 Omnibus Incentive Plan, as amended (the “2017 Plan”);
●	4,420,170 of such Shares are shares of the Company’s Series C Liberty SiriusXM common stock to be issued or delivered pursuant to the 2017 Plan;
●	1,208,620 of such Shares are shares of the Company’s Series C Liberty Live common stock to be issued or delivered pursuant to the 2017 Plan;
●	180,891 of such Shares are shares of the Company’s Series C Formula One common stock to be issued or delivered pursuant to the Company’s 2013 Incentive Plan, as amended (the “2013 Plan”);
●	1,362 of such Shares are shares of the Company’s Series A Liberty SiriusXM common stock to be issued or delivered pursuant to the 2013 Plan;

Austin • Century City • Dallas • Houston • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC
Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore • Tokyo

●	1,092,927 of such Shares are shares of the Company’s Series C Liberty SiriusXM common stock to be issued or delivered pursuant to the 2013 Plan;
●	340 of such Shares are shares of the Company’s Series A Liberty Live common stock to be issued or delivered pursuant to the 2013 Plan;
●	280,771 of such Shares are shares of the Company’s Series C Liberty Live common stock to be issued or delivered pursuant to the 2013 Plan;
●	5,254 of such Shares are shares of the Company’s Series C Formula One common stock to be issued or delivered pursuant to the Company’s 2013 Nonemployee Director Incentive Plan, as amended (the “2013 Director Plan” and together with the 2022 Plan, the 2017 Plan, and the 2013 Plan, the “Plans”);
●	22,554 of such Shares are shares of the Company’s Series C Liberty SiriusXM common stock to be issued or delivered pursuant to the 2013 Director Plan; and
●	5,866 of such Shares are shares of the Company’s Series C Liberty Live common stock to be issued or delivered pursuant to the 2013 Director Plan.

In our capacity as counsel, we have examined originals or copies of those corporate and other records of the Company we considered appropriate.

On the basis of such examination and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the applicable Plan and relevant agreements duly authorized by and in accordance with the terms of the applicable Plan, and upon payment for and delivery of the Shares as contemplated in accordance with the applicable Plan, and either (a) the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company’s Common Stock, or (b) the book-entry of the Shares by the transfer agent for the Company’s Common Stock in the name of The Depository Trust Company or its nominee, the Shares will be validly issued, fully paid and non-assessable.

We consent to your filing this opinion as an exhibit to the Registration Statement.

Respectfully submitted,

/s/ O’Melveny & Myers LLP